UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 12, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Special Meeting of Stockholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Proposed Merger Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Stockholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Stockholder Meeting”). The Stockholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Stockholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Stockholder Meeting, regardless of the outcome of the stockholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Stockholder Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE STOCKHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Exhibit 1

Broadwood Partners: Leading Proxy Advisory Firm Glass Lewis Reaffirms Recommendation “AGAINST” STAAR Surgical Sale to Alcon

Contends STAAR’s Process Was Ineffective in Establishing Competitive Auction and Securing Maximum Value for Shareholders

Argues Board’s Procedural Credibility Is “Remarkably Threadbare”

Broadwood Continues to Urge Shareholders to Vote “AGAINST” Proposed Transaction

NEW YORK – (BUSINESS WIRE) – Broadwood Partners, L.P. and its affiliates (“Broadwood” or “we”) today announced that Glass, Lewis & Co., LLC (“Glass Lewis”), a leading independent proxy advisory firm, has reaffirmed its recommendation that shareholders of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA) should vote “AGAINST” the proposed acquisition of STAAR by Alcon Inc. (“Alcon”) (NYSE: ALC).

Glass Lewis concluded in its report that “we do not believe there exists persuasive cause for investors to endorse the revised Alcon arrangement.”1 The independent research firm went on to note that “in the absence of, among other alternatives, a full and unambiguous process reset unencumbered by an existing agreement with a preferred bidder, we maintain deep and foundational reservations regarding this critical [strategic alternatives] review process administered by the sitting board.”

Neal C. Brasher, Broadwood Founder and President, said:

“In reaffirming its opposition to this misbegotten transaction, Glass Lewis correctly concluded that the revised price is not compelling and that the STAAR Board lacks credibility. Glass Lewis also properly determined that the go-shop process was performative, favored Alcon from the start, and could not, in any event, be trusted because it was being run by the same conflicted Board, executives, lawyers, and bankers who negotiated the deeply flawed deal with Alcon in the first place.”

In making its recommendation, Glass Lewis made the following observations:

The Board Lacks Credibility and Unanimity

●	“[E]very step of the follow-on process, from adjournment to go-shop to revised offer, was overseen by a board whose procedural credibility was remarkably threadbare.”

●	“The timing and cadence of STAAR’s postponements appear emblematic of a board committed to preserving the executed agreement with Alcon rather than simply acknowledging what appears to have been exceptionally clear feedback from the Company’s investors.”

●	“[T]he board previously stressed that the original arrangement was the best option available to investors, stating just one week prior to the since-scuppered October 2025 vote that the Company was ‘confident that the Alcon transaction [at $28.00 per share] maximizes value for STAAR shareholders’; that quickly proved false under pressure from skeptical STAAR investors.”

●	“Our concern is necessarily amplified by the fact that … not all members of the STAAR board agreed that the Company should further delay the vote in order to initiate a prospectively low-value solicitation.”

[1]	Permission to use quotes was neither sought nor obtained. Emphasis added.

The Go-Shop Process Was Ill-Designed and Favored Alcon

●	“… a fumbled set of adjournments and a zero-hour bump after four full months of asserting the original terms were the best available together reinforce our initial perspective: STAAR’s process was ineffective in establishing a competitive auction and, it seems, securing maximum value from Alcon.”

●	“[W]e believe the structural advantages afforded to Alcon remain evident: while interested go-shop participants were asked to sign STAAR’s “standard [NDA]” — apparently initially inclusive of a multi-year standstill — the original NDA with Alcon, executed October 7, 2024, expressly excluded a standstill, and STAAR never asked Alcon to agree to such a provision.”

●	“Any participant [in the go-shop] would be aware that at the conclusion of the go-shop, Alcon would immediately have access to any contemplated terms and would have four days to potentially surface a topping bid. We expect this framework served as a procedural deterrent.”

The Increased Consideration is Still Inadequate

●	“Broadwood reasonably notes peers have enjoyed multiple expansion since execution of the original agreement, indicating some potential for standalone rerating, even in the absence of other material improvements by STAAR.”

●	“Updated for consensus estimates as of December 8, 2025, the revised terms imply an NTM revenue multiple which does not depart meaningfully from the multiple implied by the original agreement (i.e. roughly 4.6x) and which continues to track well below the Company’s unaffected three- and five-year stand-alone multiples (5.6x and 10.7x, respectively).”

●	“We do not believe STAAR’s questionably structured go-shop meaningfully validates STAAR’s poor procedural mechanics, nor do we consider Alcon’s boosted bid clearly and unambiguously captures STAAR’s fully marketed control value under extant market conditions.”

Broadwood encourages its fellow shareholders to review its presentations, proxy materials, and press releases, all of which are available at www.LetSTAARShine.com, and to vote “AGAINST” the proposed transaction with Alcon.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, by calling (212) 257-1311 or toll free at (888) 368-0379, or by email at info@saratogaproxy.com. If you have already voted for the merger, you may change your vote by voting a later-dated proxy “AGAINST” the deal. Only your latest dated vote counts.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Special Meeting of Shareholders Originally Scheduled for October 23, 2025

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company in connection with the special meeting of shareholders originally scheduled for October 23, 2025 and most recently postponed to be held on December 19, 2025 (including any further adjournments, postponements, reschedulings or continuations thereof, the “Proposed Merger Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Proposed Merger Special Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE PROPOSED MERGER SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Special Meeting of Shareholders to Remove Members of the Board

The Participants also intend to file a definitive proxy statement and an accompanying GREEN Proxy Card with the SEC to be used to solicit proxies with respect to removing members of the Board and any other proposals that may come before a future and yet to be called or otherwise scheduled special meeting of shareholders (including any adjournments, postponements, reschedulings or continuations thereof, the “Shareholder Meeting”). The Shareholder Meeting will be separate, distinct and unrelated to the Proposed Merger Special Meeting, and the Participants believe that the Shareholder Meeting will have no effect on the outcome of the Proposed Merger Special Meeting. The Participants do not believe that there is any lawful reason that would prevent or prohibit the Participants from calling the Shareholder Meeting, regardless of the outcome of the shareholder vote at the Proposed Merger Special Meeting, and do not make any representation related to whether the Company may contest, or otherwise challenge, the Participants’ ability to call the Shareholder Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SHAREHOLDER MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on November 21, 2025 and is available here.

Contacts

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 2